UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2021

CVD EQUIPMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

Sale of 555 North Research Place, Central Islip, New York

As previously disclosed on its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2021, CVD Equipment Corporation (the “Company”), through its wholly-owned subsidiary 555 N Research Corporation, entered into an Agreement of Purchase and Sale (the “Agreement”) with Steel K, LLC (the “Assignor”) for the sale (the “Transaction”) of the building and real property located at 555 North Research Place, Central Islip, New York 11722 (the “Premises”). On July 22, 2021, Assignor assigned its rights under the Agreement to Steel 555 NRP, LLC (the “Buyer”) pursuant an Assignment of Contract of Sale by and between the Assignor and Buyer. On July 26, 2021, the Company closed the sale of the Premises to the Buyer. The sale price for the Premises was $24,360,000, subject to adjustment for apportionments, adjustments and credits as described in the Agreement (the “Purchase Price”). A portion of the sale proceeds was used to satisfy the existing mortgage debt, including interest and fees, on the Premises in the amount of $9,352,719, as well as various costs related to the closing of the Transaction. The net proceeds to the Company were approximately $14,000,000.

At the closing of the Transaction, the Company also entered into that certain Assignment, Assumption and Amendment Agreement dated as of July 1, 2021 (the “Assignment Agreement”) amongst the Town of Islip Industrial Development Agency (the “IDA”), the Company, as assignor, and the Buyer, as assignee, wherein the Company assigned to the Buyer all IDA benefits granted to the Premises.

355 South Technology Drive, Central Islip, New York

The Company previously subleased its manufacturing facility located at 355 South Technology Drive, Central Islip, New York (the “Existing Facility”) from its wholly-owned subsidiary, FAE Holdings 411519R, LLC (“FAE”). Pursuant to a Second Amended and Restated Lease and Project Agreement, dated as of July 1, 2021 (the “Amended Project Agreement”), delivered on July 26, 2021, between the IDA and FAE, the IDA granted an extension of certain benefits to FAE, including the payment in lieu of real estate taxes and sales tax abatements, in connection with renovation of approximately 30,000 square feet and acquisition and installation of certain equipment and personal property at the Existing Facility. The Company further agreed to maintain certain employment targets for full time equivalent employees for the term of the Amended Project Agreement. In connection with the IDA benefits granted, the Company, together with CVD Materials Corporation (a wholly-owned subsidiary of the Company) entered into an Agency Compliance Agreement with the IDA (the “Compliance Agreement”) and an Amended and Restated Sublease Agreement with FAE (the “Amended Sublease”).

The foregoing is a summary of the material terms of the Transaction, the Agreement, Amended Project Agreement, Compliance Agreement, Amended Sublease, and Assignment Agreement, and are subject to, and qualified entirely by reference to, the full text of the Agreement which was filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 13, 2021, and the full texts of the Amended Project Agreement, Compliance Agreement, Amended Sublease, and Assignment Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Item 8.01	Other Events.

On July 29, 2021, the Company issued a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description

99.1                      Press Release dated July 29, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 29, 2021

CVD EQUIPMENT CORPORATION

By:	/s/ Thomas McNeill
Name:	Thomas McNeill
Title:	Executive Vice President and Chief Financial Officer